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                                                                    Exhibit 23.2
                                                                    ------------

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan and the 1998 Nonstatutory Stock Option Plan of Seagate Technology, Inc. of our report dated July 15, 1999, except for Subsequent Events note, as to which the date is August 17, 1999 with respect to the consolidated financial statements and schedule of Seagate Technology, Inc. included in the Annual Report (Form 10-K) for the year ended July 2, 1999 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
San Jose, California
November 30, 1999